UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33156	20-4623678
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (602) 414-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

First Solar, Inc. (“First Solar”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) on May 23, 2012. A description of each matter voted upon at the Annual Meeting is described in detail in First Solar's definitive proxy statement filed with the Securities and Exchange Commission on April 11, 2012. The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

Proposal 1: To elect the following nine nominees to First Solar's board of directors, each to serve on the board of directors until the next annual meeting of stockholders or until his successor has been elected and qualified:

Nominees	Votes Cast For	Votes Withheld	Broker Non-Votes
Michael J. Ahearn	51,150,385	10,469,585	10,350,132
Richard D. Chapman	61,179,290	440,680	10,350,132
George A. Hambro	61,182,913	437,057	10,350,132
Craig Kennedy	61,264,585	355,385	10,350,132
James F. Nolan	61,177,701	442,269	10,350,132
William J. Post	60,326,607	1,293,363	10,350,132
J. Thomas Presby	61,104,859	515,111	10,350,132
Paul H. Stebbins	60,192,126	1,427,844	10,350,132
Michael Sweeney	56,885,888	4,734,082	10,350,132

Proposal 2: To ratify the appointment of PricewaterhouseCoopers, LLP as First Solar's independent registered public accounting firm for the year ending December 31, 2012:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
71,602,375	258,862	108,865	—

Proposal 3: Stockholder Proposal Regarding Majority Voting Standard in Uncontested Director Elections:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
29,781,504	31,766,953	71,513	10,350,132

Proposal 4: Stockholder Proposal Regarding Board Diversity:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
10,664,476	48,422,908	2,532,478	10,350,240

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Date: May 24, 2012	By:	/s/	Mary Beth Gustafsson
	Name:		Mary Beth Gustafsson
	Title:		Executive Vice President, General Counsel and Secretary